NATION ENERGY INC.
1100 - 609 West Hastings St.
Vancouver, BC, Canada V6B 4W4
Tel: 604-669-1471 Fax: 604-688-4712

FOR IMMEDIATE RELEASE
March 25, 2002

PRESS RELEASE	OTCBB Symbol: NEGY

Nation Updates Bolton / Smoky River Well

Further to the news release of November 29, 2001, Nation Energy Inc. today provided an update on the Meota Olympia et al Bolton well located at 09-09-59-02-W6M. The well has reached total depth of 4830 meters and has been logged. Logs indicate several significant hydrocarbon zones, and the well had numerous drilling breaks with associated natural gas while drilling. The partners plan to proceed with a completion and testing program over the next 30 days.

Nation Energy's working interest in the Bolton Prospect is 25% before payout and 15% after payout. The operator of the Bolton well is Meota Resources Corp. and other partners are Olympia Energy Inc., High Point Energy Inc. and Birchill Energy Ltd.

Nation Energy Inc. is an exploration stage company focused on exploring potential oil and gas projects.

For more information contact:

Donald A. Sharpe
(800) 400-3969
Nation Energy, Inc.
Suite 1100 - 609 West Hastings Street
Vancouver, BC CANADA V6B 4W4

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the existence of significant hydrocarbon zones and numerous drilling breaks with associated natural gas in regards to the well located at 09-09-59-02-W6M referred to above.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of drilling results and reserve estimates and projections, and any other unforeseen difficulties. These forward-looking statements are made as of the date of this news release, and Nation Energy Inc. assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although Nation Energy Inc. believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in Nation Energy Inc.'s annual report on Form 10-KSB for the 2001 fiscal year, quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.